Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-3 No. 333-232490) of Essential Properties Realty Trust, Inc.,
(2) Registration Statement (Form S-3 No. 333-257202) of Essential Properties Realty Trust, Inc., and
(3) Registration Statement (Form S-8 No. 333-225837) pertaining to the 2018 Incentive Plan of Essential Properties Realty Trust, Inc.
of our report dated February 23, 2021, with respect to the consolidated financial statements of Essential Properties Realty Trust, Inc. included in this Annual Report (Form 10-K) of Essential Properties Realty Trust, Inc. for the year ended December 31, 2021.
/s/ Ernst & Young LLP
New York, New York
February 16, 2022